EXHIBIT 23

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
General Motors Corporation:

   We consent to the incorporation by reference of our report on page II-24 dated January 20, 2000 (March 7, 2000 as to Note 27)and of our report on page IV-15 dated January 19, 2000 (March 1, 2000 as to Note 21) appearing in this Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1999, in the following Registration Statements:

           Registration
Form       Statement No.  Description
----       -------------  -----------

S-3        333-13797      General Motors Corporation Debt Securities

S-3        333-61613      General Motors Corporation Debt Securities

S-3        33-47343       General Motors Corporation $1-2/3 Par Value Common
       (Post-Effective      Stock
        Amendment No. 1)


S-3        33-49035       General Motors Corporation $1-2/3 Par Value Common
       (Amendment No. 1)    Stock


S-3        33-56671       General Motors Corporation $1-2/3 Par Value Common
       (Amendment No. 1)    Stock


S-3        33-49309       General Motors Corporation Dividend Reinvestment
                            Plan

S-8        333-90089      General Motors Personal Savings Plan for
                            Hourly-Rate Employees in the United States

S-8        333-90097      General Motors Stock Incentive Plan

S-8        333-90095      General Motors Savings-Stock Purchase Program for
                            Salaried Employees in the United States

S-8        333-76441      The Hughes Non-Bargaining Employees Thrift and
                            Savings Plan
                          The Hughes Bargaining Employees Thrift and Savings
                            Plan

S-8        333-76433      GMAC Mortgage Corporation Savings Incentive Plan

S-8        333-90087      Hughes Electronics Corporation Incentive Plan

S-8        333-21029      Saturn Individual Savings Plan for Represented
                            Members

S-8        333-17937      Saturn Personal Choices Savings Plan for
                            Non-Represented Members

S-8        333-44957      General Motors 1998 Stock Option Plan

S-8        333-66653      ASEC Manufacturing Savings Plan

S-8        333-31846      General Motors Deferred Compensation Plan
                            for Executive Employees

/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Detroit, Michigan
March 10, 2000






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